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                                                                  EXHIBIT 10.3



                            DEALER MANAGER AGREEMENT

                                 August 22, 1997


BT SECURITIES CORPORATION
130 Liberty Street
New York, NY  10006


Ladies and Gentlemen:

         1. The Tender Offer and Consent Solicitation. SC International Services, Inc., a Delaware corporation ("Purchaser"), is making a tender offer (hereinafter referred to, together with any amendments, supplements or extensions thereof, as the "Tender Offer") to purchase all of its outstanding 13% Senior Subordinated Notes due 2005 (the "Notes"), issued pursuant to an Indenture, dated as of September 15, 1995 (the "Indenture"), among Purchaser, as issuer, Sky Chefs, Inc., Caterair International, Inc. (II) and Caterair International Corporation, as guarantors ("Guarantors"), The Bank of New York, as trustee, (the "Trustee"). In conjunction with the Tender Offer, Purchaser is soliciting (the "Solicitation") consents (the "Consents") of the holders of Notes to certain amendments to the Indenture. The Tender Offer and the Solicitation will be on the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement (the "Offer to Purchase") and Consent and Letter of Transmittal (the "Letter of Transmittal") attached hereto as Exhibits A and B, respectively.

         2. Appointment as Dealer Manager and Solicitation Agent. Purchaser and Guarantors hereby appoint BT Securities Corporation ("BT") as Dealer Manager and Solicitation Agent ("Dealer Manager"), and authorize BT to act as such in connection with the Tender Offer and Solicitation, and you agree to act as Dealer Manager, in each case on the terms and conditions set forth herein. As Dealer Manager, BT agrees, in accordance with its customary practices, to perform those services in connection with the Tender Offer and Solicitation as are customarily performed by investment banks acting in such roles in connection with tender offers and consent solicitations of a like nature, including, but not limited to, providing advice to Purchaser and Guarantors with respect to the terms and timing of the Tender Offer and Solicitation, assisting Purchaser and Guarantors in the preparation of the Tender Offer and Consent Solicitation Material (as defined below), using reasonable best efforts to solicit tenders of Notes and delivery of Consents pursuant to the Tender Offer and Solicitation and communicating generally regarding the
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Tender Offer and Solicitation with brokers, dealers, commercial banks and trust companies and other nominees or holders of Notes, both of record and beneficial. In such capacity, BT shall act as an independent contractor, and BT's duties arising out of its engagement pursuant to this Agreement shall be owed solely to Purchaser and Guarantors.

            Purchaser and Guarantors further authorize BT to communicate with Bank of New York, in its capacity as depositary (the "Depositary"), with respect to matters relating to the Tender Offer and Solicitation. Purchaser and Guarantors have instructed the Depositary to advise BT at least daily as to the aggregate principal amount of Notes that have been tendered pursuant to the Tender Offer, the aggregate principal amount of Consents that have been delivered pursuant to the Solicitation and as to such other matters in connection with the Tender Offer and Solicitation as BT may reasonably request.

         3. No Liability for Acts of Dealers, Banks and Trust Companies. BT shall have no liability to Purchaser, Guarantors or any other person for any losses, claims, damages, liabilities and expenses (each, a "Loss", and collectively, the "Losses") arising from any act or omission on the part of any broker or dealer in securities (a "Dealer") (other than as set forth below), bank or trust company, or any other person, and neither BT nor any affiliate of BT shall be liable for any Losses arising from their own acts or omissions in performing their respective obligations as a Dealer Manager or as a Dealer hereunder, except for any such Losses which are finally judicially determined to result primarily from such Dealer Manager's or Dealer's bad faith, willful misconduct or gross negligence. In soliciting or obtaining tenders of Notes and delivery of Consents, no Dealer, bank or trust company is to be deemed to be acting as an agent of BT or the agent of Purchaser, Guarantors or any of its affiliates, and BT, as Dealer Manager, is not to be deemed the agent of any Dealer, bank or trust company or the agent or fiduciary of Purchaser, Guarantors or any of its affiliates, equity holders, creditors or of any other person. In soliciting or obtaining tenders of Notes and delivery of Consents, BT shall not be and shall not be deemed for any purpose to act as a partner or joint venturer of or a member of a syndicate or group with Purchaser, Guarantors or any of their affiliates in connection with the Tender Offer or the Solicitation, any purchase of Notes, any payment for Consents or otherwise, and none of Purchaser, Guarantors or any of their affiliates shall be deemed to act as BT's agent. Purchaser and Guarantors shall have sole authority for the acceptance or rejection of any and all tenders of Notes or delivery of Consents.
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                                      -3-



         4. The Tender Offer and Consent Solicitation Material. Purchaser and Guarantors agree to furnish BT, at their expense, with as many copies as BT may reasonably request of the Offer to Purchase and all documents incorporated by reference therein or attached thereto, the Letter of Transmittal, all statements and other documents, if any, filed or to be filed by Purchaser and/or Guarantors (including, without limitation, the notice of guaranteed delivery) with the Securities and Exchange Commission (the "Commission"), if any, or any other federal, state, local or foreign governmental or regulatory authorities or any court (each an "Other Agency" and collectively, the "Other Agencies") relating to the Tender Offer and Solicitation, any other documents, materials or filings relating thereto or to be used by Purchaser and/or Guarantors in connection therewith (including, without limitation, all notices of guaranteed delivery, letters to brokers, securities dealers, commercial banks, trust companies and nominees, any newspaper advertisements and any press releases) and any amendments or supplements to any such statements and documents (the definitive forms of all of the foregoing materials are hereinafter collectively referred to as the "Tender Offer and Consent Solicitation Material"), and is authorized to use copies of the Tender Offer and Consent Solicitation Material in connection with its duties hereunder. The Tender Offer and Consent Solicitation Material has been or will be prepared and approved by, and (except as set forth herein) is the sole responsibility of, Purchaser and Guarantors.

            BT hereby agrees, as a Dealer Manager, that it will not disseminate any written material for or in connection with the solicitation of tenders of Notes and delivery of Consents pursuant to the Tender Offer and Solicitation other than the Tender Offer and Consent Solicitation Material, and BT agrees that it will not make any statements in connection with such Tender Offer or Solicitation, other than the statements that are set forth in the Tender Offer and Consent Solicitation Material or as otherwise authorized by Purchaser and Guarantors.

            Purchaser and Guarantors agree that no Tender Offer and Consent Solicitation Material will be used in connection with the Tender Offer or Solicitation or will be filed with the Commission or any Other Agency with respect to the Tender Offer or Solicitation or any reference made to BT without first obtaining BT's prior approval, which approval shall not be unreasonably withheld or delayed. In the event that Purchaser and Guarantors use or permit the use of any Tender Offer and Consent Solicitation Material in connection with the Tender Offer or Solicitation or files any such material with the Commission or any Other Agency without BT's prior approval, then BT shall be entitled to withdraw as Dealer Manager in connection with the Tender Offer and/or Solicitation without any additional liability or penalty to BT or any
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BT Indemnified Party (as hereinafter defined) in connection with such withdrawal, and BT shall remain entitled to the indemnification provided in
Section 11 hereof and to receive the reimbursement for all expenses payable under this Agreement which have accrued to the date of such withdrawal or would otherwise be due to BT on such date. If BT withdraws as Dealer Manager, the reimbursement for its expenses through the date of such withdrawal shall be paid to BT as promptly as commercially practicable after such date.

         5. Expenses of Dealer Manager and Others. Purchaser and Guarantors agree to pay directly, or reimburse BT, as the case may be, for (i) all reasonable expenses incurred by BT relating to the preparation, printing, filing, mailing and publishing of all Tender Offer and Consent Solicitation Material, (ii) all reasonable fees and expenses of the Depositary referred to in the Offer to Purchase, (iii) all reasonable advertising charges authorized by Purchaser and Guarantors in connection with the Tender Offer and Solicitation,
(iv) all reasonable amounts, if any, payable to Dealers (including BT), and banks and trust companies as reimbursement for their customary mailing and handling expenses incurred in forwarding the Tender Offer and Consent Solicitation Material to their customers and (v) all other reasonable fees and expenses incurred by BT in connection with the Tender Offer or Solicitation or otherwise in connection with the performance of services hereunder (including reasonable fees and disbursements of BT's legal counsel). All payments to be made by Purchaser and Guarantors pursuant to this Section 5 shall be made as promptly as commercially practicable against delivery to Purchaser and Guarantors of statements therefor in reasonable detail. Purchaser and Guarantors shall be liable for the payments provided for in this Section whether or not the Tender Offer or the Solicitation is commenced, withdrawn, terminated or canceled for any reason (except BT's bad faith, willful misconduct or gross negligence) or whether or not BT withdraws pursuant to Section 4 hereof (but in case of such withdrawal, Purchaser's and Guarantors' obligations to pay such expenses shall extend only to expenses accrued as of the effective date of such withdrawal).

         6. Noteholder Lists. Purchaser and Guarantors will cause the Depositary to provide BT with cards or lists or other records in such form as BT may reasonably request showing the names and addresses of, and the aggregate principal amount of Notes held by, the holders of Notes as of a recent date and will cause the Depositary to advise BT from day to day during the period of the Tender Offer and Solicitation as to any transfers of record of Notes.

         7. Sufficient Funds. Purchaser represents and warrants to BT that it (assuming satisfaction of each condition set
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                                      -5-



forth in the Tender Offer and Consent Solicitation Material by the time set forth therein) will have sufficient funds to enable Purchaser to pay, and Purchaser hereby agrees that it will pay promptly, in accordance with the terms and conditions of the Tender Offer and Solicitation and Section 6 hereof, the consideration for the Notes which Purchaser becomes obligated to purchase and Consents which Purchaser has offered, and which Purchaser may be required, to pay under the Tender Offer or Solicitation and the fees and expenses payable hereunder.

         8. Additional Representations and Warranties of Purchaser. Purchaser and Guarantors represent and warrant to BT that:

                  (a) Each of Purchaser and Guarantors is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its businesses or the ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing, considering all such cases in the aggregate, would not have a material adverse effect on the business, properties, financial position or results of operations of each of Purchaser and Guarantors and all of their respective subsidiaries and affiliates, taken as a whole.

                  (b) Each of Purchaser and Guarantors has all requisite corporate power and authority to take and has duly taken all necessary corporate action to authorize (i) the Tender Offer and Solicitation (including any related borrowings by any of Purchaser, Guarantors or any of their respective subsidiaries or affiliates), (ii) the purchase by Purchaser of Notes pursuant to the Tender Offer and payment by Purchaser for Consents pursuant to the Solicitation and (iii) the execution, delivery and performance of this Agreement, and this Agreement has been duly executed and delivered on behalf of Purchaser and Guarantors and, assuming due authorization, execution and delivery of this Agreement by BT, is a legal, valid and binding obligation of Purchaser and Guarantors enforceable against Purchaser and Guarantors in accordance with its terms, subject to (x) bankruptcy, insolvency, reorganization, moratorium and other laws now or hereafter in effect relating to creditors' rights generally, (y) general principles of equity and (z) the unenforceability under certain circumstances of provisions for indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.
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                                      -6-


                  (c) The Tender Offer and Consent Solicitation Material complies in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder (collectively, the "Exchange Act") and the Trust Indenture Act of 1939, as amended (the "TIA"), and in each case the rules and regulations of the Commission. The Tender Offer and Consent Solicitation Material do not contain and will not contain any untrue statement of a material fact and do not omit or will not omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they are made, not misleading; provided, however, that no representation is made with respect to any statements contained in, or any matter omitted from, the Tender Offer and Consent Solicitation Material in reliance upon and in conformity with written information furnished or confirmed in writing by BT to Purchaser expressly for use therein. In connection with the Tender Offer and Solicitation, Purchaser and Guarantors have complied, and will continue to comply, in all material respects with the applicable provisions of the Exchange Act.

                  (d) Purchaser and Guarantors will file, as required, any and all necessary amendments or supplements to any documents, if any, filed with the Commission or Other Agency relating to the Tender Offer and Solicitation and will promptly furnish to BT true and complete copies of each such amendment and supplement upon the filing thereof.

                  (e) The Tender Offer and Solicitation (including any related borrowings by Purchaser, Guarantors or any of their respective subsidiaries or affiliates), the purchase by Purchaser of Notes pursuant to the Tender Offer, the payment by Purchaser for Consents pursuant to the Solicitation, and the execution, delivery and performance of this Agreement by Purchaser and Guarantors comply and will comply in all material respects with all material applicable requirements of federal, state, local and foreign law, including, without limitation, any material applicable regulations of the Commission and Other Agencies and all material applicable judgments, orders or decrees except for such failures to comply which would not materially adversely affect the ability of Purchaser and Guarantors to execute, deliver and perform this Agreement or to commence and consummate the Tender Offer and Solicitation substantially in accordance with their terms; and no consent, authorization, approval, order, exemption, registration, qualification or other action of, or filing with or notice to, the Commission or any Other Agency is required under such laws in connection with the execu-
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                                      -7-



         tion, delivery and performance of this Agreement by Purchaser and Guarantors, the making or consummation by Purchaser of the Tender Offer and Solicitation or the consummation by Purchaser and Guarantors of the other transactions contemplated by this Agreement or the Offer to Purchase, except where the failure to obtain or make such consent, authorization, approval, order, exemption, registration, qualification or other action or filing or notification would not materially adversely affect the ability of Purchaser and Guarantors to execute, deliver and perform this Agreement or to commence and consummate the Tender Offer and Solicitation substantially in accordance with their terms. All such required consents, authorizations, approvals, orders, exemptions, registrations, qualifications and other actions of and filings with and notices to the Commission and the Other Agencies will have been obtained, taken or made, as the case may be, and all statutory or regulatory waiting periods will have elapsed, prior to the purchase of the Notes pursuant to the Tender Offer and the payment for Consents pursuant to the Solicitation except those which would not materially adversely affect the ability of Purchaser and Guarantors to execute, deliver and perform this Agreement or to commence and consummate the Tender Offer and Solicitation substantially in accordance with their terms.

                  (f) The Tender Offer and Solicitation (including any related borrowings by Purchaser, Guarantors or any of their respective subsidiaries or affiliates), the purchase of Notes by Purchaser pursuant to the Tender Offer, the payment by Purchaser for Consents pursuant to the Solicitation and the execution, delivery and performance of this Agreement by Purchaser and Guarantors do not and will not (assuming satisfaction of each condition set forth in the Tender Offer and Consent Solicitation Material by the time required therein) (i) conflict with or result in a violation of any of the provisions of the certificate of incorporation or by-laws of Purchaser and Guarantors, (ii) conflict with or violate in any material respect any material law, rule, regulation, order, judgment or decree applicable to Purchaser or Guarantors or by which any material property or material asset of Purchaser, Guarantors or any of their respective subsidiaries is or would reasonably be likely to be bound or (iii) result in a breach of any of the material terms or provisions of, or constitute a default (with or without due notice and/or lapse of time) under, any material loan or credit agreement, indenture, mortgage, note or other agreement or instrument to which Purchaser, Guarantors or any of their respective subsidiaries is a party or by which any of them or any of their respective properties or assets is or would reasonably be likely to be bound except, in the case of (ii) and (iii) above, where such conflict, violation, breach or default would not materially adversely affect the ability of Purchaser and Guarantors to execute, deliver and perform this Agreement or to commence and consummate the Tender Offer and Solicitation substantially in accordance with their terms.

                  (g) No stop order, restraining order or denial of an application for approval has been issued and no investigation, proceeding or litigation has been commenced or, to the best of Purchaser's or Guarantors' knowledge, threatened in writing before the Commission or any Other Agency with respect to the making or consummation of the Tender Offer or Solicitation (including the obtaining or use of funds to purchase Notes or to pay for Consents pursuant thereto) or the consummation of the other transactions contemplated by this Agreement or the Offer to Purchase or with respect to the ownership of the Notes by Purchaser, Caterair or any of their respective subsidiaries or affiliates.

                  (h) Each of Purchaser and Guarantors is not, nor will be as a result of the purchase by Purchaser of Notes that it may become obligated to purchase pursuant to the terms of the Tender Offer, an "investment company" under the Investment Company Act of 1940, as amended, and the rules and regulations promulgated by the Commission thereunder.

                  (i) Each of the representations and warranties set forth in this Agreement will be true and correct on and as of the date on which the Tender Offer and Solicitation are commenced, on and as of the date on which any Tender Offer and Consent Solicitation Material is first distributed to holders of Notes, and on and as of the date on which any Notes are purchased pursuant to the Tender Offer or payment is made for Consents pursuant to the Solicitation.

         9. Opinion of Purchaser's Counsel. Simultaneously with the execution and delivery of this Agreement, Kaye, Scholer, Fierman, Hays & Handler, LLP, counsel to the Purchaser and the Guarantor shall have rendered an opinion to BT in the form of Exhibit C.

         10. Notification of Certain Events. Purchaser and Guarantors shall advise BT promptly after it becomes aware of (i) the occurrence of any event which it believes would reasonably be expected to cause Purchaser or Guarantors to withdraw, rescind or terminate the Tender Offer or Solicitation or would reasonably be expected to permit Purchaser or Guarantors to exercise any right not to purchase Notes tendered pursuant to the Tender Offer or to pay for any Consents delivered pursuant to the Solicitation, (ii) the occurrence of any event, or the discovery of any fact, the occurrence or existence of which it believes would reasonably be expected to require the making of any change in any of the Tender Offer and Consent Solicitation Material then being used or would reasonably be expected to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, (iii) any proposal or requirement to make, amend or supplement any filing in connection with the Tender Offer or Solicitation or to make any filing in connection with the Tender Offer or Solicitation pursuant to any applicable law, rule or regulation, (iv) the issuance to Purchaser or Guarantors by the Commission or any Other Agency of any comment or order or the taking of any other action concerning the Tender Offer or Solicitation (and, if in writing, will furnish BT with a copy thereof), (v) any other material developments in connection with the Tender Offer or Solicitation or the financing thereof, including, without limitation, the commencement of any lawsuit concerning the Tender Offer or Solicitation and (vi) any other information relating to the Tender Offer or Solicitation, the Tender Offer and Consent Solicitation Material or this Agreement which BT may from time to time reasonably request.

         11. Indemnification. (a) Purchaser and Guarantors agree to hold harmless and indemnify BT (including any affiliated companies) and any officer, director, partner, employee or agent of BT or any such affiliated companies and any entity or person controlling (within the meaning of Section 20(a) of the Exchange Act) BT, including any affiliated companies (each, a "BT Indemnified Party") from and against any and all Losses whatsoever (including, but not limited to, any and all reasonable expenses incurred in investigating, preparing or defending against any litigation or proceeding, commenced or threatened, or any claims whatsoever whether or not resulting in any liability) (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Tender Offer and Consent Solicitation Material, or in any other material used by Purchaser or Guarantors, or authorized in writing by Purchaser or Guarantors for use in connection with the Tender Offer and Solicitation or the transactions contemplated thereby, or arising out of or based upon the omission or alleged omission to state in any such document a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than statements or omissions made in reliance upon information furnished by BT to Purchaser expressly for use therein), (ii) arising out of or based upon any withdrawal, rescission, termination or modification by Purchaser or Guarantors of, or failure by Purchaser or Guarantors to make or consummate, the Tender Offer or Solicitation or the transactions contemplated thereby or any other failure to comply with the terms and conditions specified in the Tender Offer and Consent Solicitation Material, (iii) arising out of the breach by Purchaser or Guarantors of any representation, warranty or covenant or failure to comply with any of the agreements set forth in this Agreement or (iv) otherwise arising out of, relating to or in connection with the Tender Offer or Solicitation, the other transactions described in the Tender Offer and Consent Solicitation Material or BT's services as Dealer Manager hereunder. Purchaser shall not, however, as to any BT Indemnified Party be responsible for any Loss pursuant to clause (iv) of the preceding sentence of this Section 11 which has been finally judicially determined to result primarily from the bad faith, willful misconduct or gross negligence on the part of any BT Indemnified Party, respectively.

            (b) Purchaser, Guarantors and BT agree that if any indemnification sought by any BT Indemnified Party pursuant to this Section 11 is unavailable for any reason or insufficient to hold such indemnified party harmless for any such Losses, which, pursuant to the terms of Section 11(a) would be subject to indemnification, the indemnifying party shall contribute to the Losses for which such indemnification is held unavailable or insufficient in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by Purchaser and Guarantors, on the one hand, and actually received by BT, on the other hand, in connection with the transactions contemplated by this Agreement or, if such allocation is not permitted by applicable law, not only such relative benefits but also the relative faults of Purchaser and Guarantors, on the one hand, and BT, on the other hand, as well as any other equitable considerations, subject to the limitation that in any event the aggregate contribution by BT to all Losses with respect to which contribution is available hereunder shall not exceed the total of all reimbursements actually received by BT in connection with its engagement hereunder. The relative fault of the Purchaser and BT shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by, or relating to, the Purchaser, Guarantors and their respective affiliates or BT and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Purchaser and BT agree that it would not be just and equitable if contribution pursuant to this subsection (b) of this Section 11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this subsection (b) of this Section 11.

            (c) The foregoing rights to indemnity and contribution shall be in addition to any other right which any BT Indemnified Party may have against Purchaser at common law or otherwise. If any litigation or proceeding is brought against any BT Indemnified Party in respect of which indemnification may be sought against Purchaser and Guarantors pursuant to this Section 11, such BT Indemnified Party shall promptly notify Purchaser in writing of the commencement of such litigation or proceeding, but the failure so to notify Purchaser and Guarantors shall relieve Purchaser and Guarantors from any liability which it may have hereunder only if, and to the extent that, such failure results in the loss of material defenses which would have been available to the Purchaser or any Guarantor had such notice been so received, and will not in any event relieve Purchaser from any other obligation or liability that it may have to any BT Indemnified Party other than under this Agreement. In case any such litigation or proceeding shall be brought against any BT Indemnified Party and such indemnified party shall notify Purchaser and Guarantors in writing of the commencement of such litigation or proceeding, Purchaser and Guarantors shall be entitled to participate in such litigation or proceeding, and, to the extent Purchaser and Guarantors may wish after written notice from Purchaser and Guarantors to such BT Indemnified Party, to assume the defense of such litigation or proceeding with counsel of its choice at its expense; provided, however, that such counsel shall be satisfactory to such BT Indemnified Party in the exercise of its reasonable judgment. Notwithstanding the election of Purchaser and Guarantors to assume the defense of such litigation or proceeding, such indemnified party shall have the right to employ separate counsel and to participate in the defense of such litigation or proceeding, and Purchaser and Guarantors shall bear the reasonable fees, costs and expenses of such separate counsel and shall pay such fees, costs and expenses promptly (provided that with respect to any single litigation or proceeding or with respect to several litigations or proceedings involving substantially similar legal claims, Purchaser and Guarantors shall not be required to bear the fees, costs and expenses of more than one such counsel other than local counsel) if (i) in the reasonable judgment of a BT Indemnified Party, the use of counsel chosen by Purchaser and Guarantors to represent such BT Indemnified Party would present such counsel with a conflict of interest,
(ii) the defendants in, or targets of, any such litigation or proceeding include both a BT Indemnified Party, on the one hand, and Purchaser and Guarantors, on the other hand, and such BT Indemnified Party shall have reasonably concluded that there may be legal defenses available to it or to other BT Indemnified Parties which are different from or additional to those available to Purchaser and Guarantors (in which case Purchaser and Guarantors shall not have the right to direct the defense of such action on behalf of such BT Indemnified Party),
(iii) Purchaser and Guarantors shall not have employed counsel satisfactory to such BT Indemnified Party in the exercise of such BT Indemnified Party's reasonable judgment, to represent such BT Indemnified Party within a reason-able time after notice of the institution of such litigation or proceeding or
(iv) Purchaser and Guarantors shall authorize in writing such BT Indemnified Party to employ separate counsel at the expense of Purchaser and Guarantors. After notice from Purchaser and Guarantors to such BT Indemnified Party of Purchaser's and Guarantors' election to so assume the defense thereof and approval by such BT Indemnified Party of Purchaser's and Guarantors' counsel appointed to defend such action, Purchaser and Guarantors will not be liable to such BT Indemnified Party under this Section 11 for (A) any legal or other expenses, unless such BT Indemnified Party shall have employed separate counsel in accordance with the proviso of the immediately preceding sentence, and (B) the costs and expenses of any settlement of such action effected by such BT Indemnified Party without the consent of Purchaser and Guarantors, which consent shall not be unreasonably withheld or delayed. In any action or proceeding the defense of which Purchaser and Guarantors assume, the BT Indemnified Party shall have the right to participate in such litigation and retain its own counsel at such BT Indemnified Party's own expense. Purchaser, Guarantors and BT agree to notify the other promptly of the assertion of any claim against it, any of its officers or directors or any entity or person who controls it within the meaning of Section 20(a) of the Exchange Act in connection with the Tender Offer and Solicitation. The foregoing indemnification commitments shall apply whether or not the BT Indemnified Party is a formal party to such litigation or proceeding.

            (d) Purchaser and Guarantors also agree to reimburse each BT Indemnified Party for all expenses (including reasonable fees and disbursements of counsel) as they are incurred by such BT Indemnified Party in connection with investigating, preparing for, defending or providing evidence (including appearing as a witness) with respect to any action, claim, investigation, inquiry, arbitration or other proceeding referred to in this Section 11, whether or not in connection with pending or threatened litigation in which any BT Indemnified Party is a party; provided, that if the Indemnifying Party shall have assumed the defense thereof with counsel reasonably acceptable to the Indemnified Party in accordance with the terms hereof, the Indemnifying Party shall only be liable for such expenses as are incurred by the Indemnified Party prior to such assumption. Any BT Indemnified Party receiving funds from Purchaser and Guarantors pursuant to this paragraph (d) shall return such funds to Purchaser and Guarantors in the event that Purchaser and Guarantors are not responsible for any Loss pursuant to the last sentence of Section 11(a).

            (e) Each of the parties hereto agrees that it will not, without prior written consent of each other party hereto, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification may be sought hereunder (whether or not any BT Indemnified Party, Purchaser or Guarantors is an actual or potential party), unless such settlement, compromise or consent includes an unconditional release of any BT Indemnified Party (or Purchaser or Guarantors, as the case may be) from all liability arising out of such claim, action or proceeding.

         12. Conditions to Obligations of the Dealer Manager. Each of BT's obligations hereunder shall at all times be subject to the conditions that (a) all representations, warranties and other statements of Purchaser and Guarantors contained herein are now, and at all times during the period of the Tender Offer and Solicitation shall be, true and correct in all material respects and (b) Purchaser and Guarantors at all times shall have performed in all material respects all of their obligations hereunder theretofore to be performed.

         13. Termination. This Agreement shall terminate upon (a) the expiration, termination or withdrawal of the Tender Offer and Solicitation, (b) withdrawal by BT as Dealer Manager pursuant to Section 4 hereof or (c) Purchaser's and Guarantors' termination of this Agreement as a result of a breach by BT of any material provision of this Agreement, it being understood that Sections 3, 11, 15, 16, 19, 20, 21 and 22 hereof shall survive any termination of this Agreement.

         14. Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and, if sent to BT, shall be given (and shall be deemed to have been given upon receipt) by delivery in person, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the applicable party at the addresses indicated below or at such other address as such party shall have delivered to each of the other parties hereto in accordance with this
Section 14:

            (a)   if to BT:

                  BT Securities Corporation
                  130 Liberty Street
                  New York, NY  10006
                  Telecopy No.:  (212) 250-7200
                  Attention:  James Clayton
                  with a copy to:

                  Cahill Gordon & Reindel
                  80 Pine Street
                  New York, New York  10005
                  Telecopy No.:  (212) 269-5420
                  Attention:  William M. Hartnett, Esq.

            (b)   if to Purchaser or any Guarantors:

                  SC International Services, Inc.
                  524 E. Lamar Blvd.
                  Arlington, Texas
                  Telecopy No.:  (817) 792-2222
                  Attention:  Patrick Tolbert

                  with a copy to:

                  Kaye, Scholer, Fierman, Hays & Handler, LLP
                  425 Park Avenue
                  New York, New York  10022
                  Telecopy No.:  (212) 836-7149

                  Attention:  Joel I. Greenberg, Esq.

         15. Consent to Jurisdiction; Service of Process. Each of the parties hereto hereby (a) submits to the jurisdiction of any New York State or Federal court sitting in the City of New York with respect to any actions and proceedings arising out of or relating to this Agreement, (b) agrees that all claims with respect to such actions or proceedings may be heard and determined in such New York State or Federal court, (c) waives the defense of an inconvenient forum, (d) agrees not to commence any action or proceeding relating to this Agreement other than in a New York State or Federal court sitting in the City of New York and (e) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         16. Joint and Several Obligations, Etc. In the event that Purchaser makes the Tender Offer and Solicitation through one or more of its affiliates, each reference in this Agreement to Purchaser shall be deemed to be a reference to Purchaser and any such affiliates, and the representations, warranties, covenants and agreements of Purchaser and any such affiliates hereunder shall be joint and several.

         17. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

         18. Amendment. This Agreement may not be amended except in writing signed by each party to be bound thereby.

         19. Governing Law. The validity and interpretation of this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to conflicts of law principles thereof.

         20. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY AGREES, AND, IN THE CASE OF PURCHASER TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS SECURITY HOLDERS, TO WAIVE ANY RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY CLAIM, COUNTER-CLAIM OR ACTION ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING, WITHOUT LIMITATION, THE TENDER OFFER AND SOLICITATION).

         21. Counterparts; Severability. This Agreement may be executed in two or more separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

         22. Parties in Interest. This Agreement, including rights to indemnity and contribution hereunder, shall be binding upon and inure solely to the benefit of each party hereto, the BT Indemnified Parties and their respective successors, heirs and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         23. Tombstone. Purchaser and Guarantors acknowledge that the Dealer Manager may at any time after consummation of the Tender Offer and Solicitation place an announcement in such newspapers and periodicals as it may choose, at its own cost, stating that it acted as financial advisor and dealer manager to Purchaser and Guarantors in connection with the Tender Offer and the Solicitation, provided that the Dealer Manager will submit a copy of any such announcements to Purchaser and Guarantors for their prior approval, which approval shall not be unreasonably withheld or delayed.

         Please indicate your willingness to act as a Dealer Manager and your acceptance of the foregoing provisions by signing to us a copy of this Agreement so signed, whereupon this Agreement and your acceptance shall constitute a binding agreement between us.

                                       Very truly yours,

                                       SC INTERNATIONAL SERVICES, INC.


                                       By:  /s/ Thomas J. Lee
                                           ------------------------------
                                           Name:  Thomas J. Lee
                                           Title:  Authorized Signatory


                                       SKY CHEFS, INC.


                                       By:  /s/ Thomas J. Lee
                                           ------------------------------
                                           Name:  Thomas J. Lee
                                           Title:  Authorized Signatory


                                       CATERAIR INTERNATIONAL, INC. (II)


                                       By:  /s/ Thomas J. Lee
                                           ------------------------------
                                           Name:  Thomas J. Lee
                                           Title:  Authorized Signatory


                                       CATERAIR INTERNATIONAL CORPORATION


                                       By:  /s/ Thomas J. Lee
                                           ------------------------------
                                           Name:  Thomas J. Lee
                                           Title:  Authorized Signatory

Accepted as of the date first above written:

BT SECURITIES CORPORATION



By:  /s/ Alan Freedman
     ------------------------
    Name:  Alan Freedman
    Title:  Vice President

                                                                       Exhibit A


                               [Offer to Purchase]

                                                                       Exhibit B


                             [Letter of Transmittal]

                                                                       Exhibit C


            [Executed Opinion of Counsel to Purchaser and Guarantors]




            [KAYE, SCHOLER, FIERMAN, HAYS & HANDLER, LLP LETTERHEAD]


                                                August 25, 1997

BT Securities Corporation
One Bankers Trust Plaza
130 Liberty Street
New York, New York 10006


Ladies and Gentlemen:

        We have acted as counsel to SC International Services, Inc., a Delaware corporation (the "PURCHASER"), Sky Chefs, Inc., a Delaware corporation ("SKY CHEFS"), and Caterair International Corporation, a Delaware corporation ("CATERAIR," and together with Sky Chefs, the "GUARANTORS"), in connection with the execution and delivery of that certain dealer manager agreement (the "DEALER MANAGER AGREEMENT"), dated the date hereof, among the Purchaser, the Guarantors and BT Securities Corporation ("BT") relating to BT's agreement to act as dealer manager and solicitation agent in connection with the Purchaser's offer to purchase all of its outstanding 13% Senior Subordinated Notes due 2005 (the "NOTES") and the related solicitation by the Purchaser of consents (the "CONSENT SOLICITATION") from the holders (the "HOLDERS") of the Notes to certain amendments to the Indenture, dated as of September 15, 1995, among the Purchaser, the Guarantors and The Bank of New York, as trustee (the "INDENTURE"). This opinion is being rendered pursuant to Section 9 of the Dealer Manager Agreement. Capitalized terms used but not defined herein have the meanings set forth in the Dealer Manager Agreement.

        We have examined originals or copies certified to our satisfaction of the Dealer Manager Agreement, the Purchaser's Offer to Purchase and Consent Solicitation Statement, dated the date hereof, to the Holders, together with the documents related thereto, including, without limitation, the Consent and Letter of Transmittal, sent or delivered by the Purchaser to the Holders together therewith (collectively, the "SOLICITATION DOCUMENTS"), the Indenture and such certificates, documents and records and have made such other investigation as we have deemed necessary in connection with the opinions hereinafter set forth.

            [KAYE, SCHOLER, FIERMAN, HAYS & HANDLER, LLP LETTERHEAD]

BT Securities Corporation                  2                     August 25, 1997

        As to issues of fact, we have relied upon the above documents, certificates and statements with respect to the accuracy of factual matters to the extent as we have deemed proper. We have assumed the genuineness of all signatures, and the capacity of the persons so signing, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all copies submitted to us as certified or photostatic copies, and the authenticity of originals of the latter documents.

        The laws covered by the opinions expressed herein are limited to the United States Federal Securities Laws (including the Securities Act of 1933, the Securities Exchange Act of 1934, the Trust Indenture Act of 1939, the Investment Company Act of 1940 and the Investment Advisors Act of 1940), the law of the State of New York and the General Corporation Law of the State of Delaware.

        Based upon and subject to the foregoing and the other limitations, qualifications and assumptions hereinafter set forth, we are of the opinion that:

        1. The Purchaser and each Guarantor is validly existing in good standing as a corporation under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to execute and deliver the Dealer Manager Agreement and, in the case of the Purchaser, to conduct the Tender Offer and the Solicitation.

        2. The Tender Offer, the Solicitation, the purchase by the Purchaser of the Notes pursuant to the Tender Offer and the payment by the Purchaser for the Consents have been duly authorized by the Purchaser.

        3. The Dealer Manager Agreement has been duly authorized, executed and delivered by the Purchaser and each Guarantor and, assuming the due authorization, execution and delivery thereof by BT, the Dealer Manager Agreement will constitute a valid and binding agreement of the Purchaser and each Guarantor, enforceable against the Purchaser and each Guarantor in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, moratorium and other similar laws now or hereafter in effect affecting the enforcement of creditors' rights (including, without limitation, fraudulent transfer or conveyance laws), (ii) equitable principles (whether considered in a proceeding at law or in equity) and (iii) the matters addressed in the next sentence of this paragraph. We express no opinion as to (i) the provisions of the Dealer Manager Agreement or any other agreement or document providing for the indemnification of or contribution to a party with respect to a liability arising under federal or state securities laws or where such indemnification or contribution is contrary to public policy or (ii) the enforceability of Section 15 of the Dealer Manager Agreement.

        4. Other than those which have been obtained or made, no consent, approval, waiver, license, authorization, approval, order, qualification or other action by or filing or registration with,

            [KAYE, SCHOLER, FIERMAN, HAYS & HANDLER, LLP LETTERHEAD]

BT Securities Corporation                  3                     August 25, 1997

or notice to, any New York or Delaware corporate or federal governmental authority is required in connection with the commencement or consummation of the Tender Offer or the Solicitation.

        5. The execution, delivery and performance by the Purchaser and the Guarantors of the Dealer Manager Agreement, the compliance by the Purchaser and the Guarantors with the terms thereof, the consummation of the transactions contemplated thereby by the Purchaser and the Guarantors and the consummation by the Purchaser of the Tender Offer and the Solicitation, and compliance by the Purchaser and each Guarantor with the provisions of the Dealer Manager
Agreement will not (assuming satisfaction of each condition set forth in the Solicitation Documents by the time required therein) (i) contravene any provision of the General Corporation Law of the State of Delaware, United
States Federal Securities Laws or laws of the State of New York which in our experience are normally applicable to general business corporations that are not engaged in regulated businesses and to transactions of the type contemplated by the Dealer Manager Agreement, (ii) except as set forth on Annex A hereto, conflict or be inconsistent with or result in the breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under any agreement or instrument identified on Annex A hereto or any order, writ, injunction or decree of any court or governmental instrumentality that is identified on Annex B hereto, or (iii) violate any provision of the certificate of incorporation or bylaws of the Purchaser or any Guarantor; provided, that, we do not express any opinion as to whether the execution, delivery or performance by the Purchaser or any Guarantor of the Dealer Manager Agreement or the consummation of the Tender Offer or the Consent Solicitation will constitute a violation of or a default under any covenant, restriction or provision with respect to financial ratios or tests or as to any aspect of the financial condition or results of operations of the Purchaser or any Guarantor.

        6. The commencement, conduct and consummation by the Purchaser of the Tender Offer and the Solicitation, the purchase by the Purchaser of the Notes pursuant to the Tender Offer, the payment by the Purchaser for the Consents pursuant to the Solicitation and the execution, delivery and performance of the Dealer Manager Agreement by the Purchaser and the Guarantors comply in all material respects with Section 14 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

        We do not opine upon and do not assume any responsibility for and are not passing upon the accuracy, completeness and fairness of the statements contained in the Tender Offer and Consent Solicitation Material, and we have not made any independent check or verification thereof. However, we have participated in conferences with officers and other representatives of the Purchaser and representatives of the independent accountants for the Purchaser at which the Tender Offer and Consent Solicitation Material and related matters were discussed. Based upon these conferences and our review of the documents referenced above (our determination of materiality is based in part upon the opinions, representations and statements of the officers and other representatives of the Purchaser), no facts have come to our attention which lead us to believe that any of the Tender Offer and Consent Solicitation Material as of the date hereof contain any untrue

            [KAYE, SCHOLER, FIERMAN, HAYS & HANDLER, LLP LETTERHEAD]

BT Securities Corporation                  4                     August 25, 1997

statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading (it being understood that we express no opinion or belief as to the financial statements, schedules and other financial, accounting and statistical data or information contained or incorporated by reference in any of the Tender Offer and Consent Solicitation Material or omitted therefrom).

        Our opinions set forth above are subject to the following limitations, qualifications and assumptions.

        We express no opinion with respect to "broker-dealer" laws or state securities or "blue sky laws."

        For the purposes of our opinion rendered in paragraph 6, we have assumed that the Tender Offer and Consent Solicitation Material does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

        With respect to our opinions set forth herein relating to the Purchaser's or the Guarantors' performance of agreements or obligations, we assume that performance of agreements or obligations to be performed on or prior to the date hereof occurs on the date hereof. For the purposes of our opinions set forth herein, we have assumed that the Tender Offer and Solicitation will be commenced, conducted and consummated on the terms and under the conditions described in the Solicitation Documents, dated the date hereof.

        To the extent that the obligations of the Purchaser and the Guarantors under the Dealer Manager Agreement may be dependent upon such matters, we assume for the purposes of this opinion that BT is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that BT is duly qualified to engage in the activities contemplated by the Dealer Manager Agreement; that such Dealer Manager Agreement has been duly authorized, executed and delivered by BT and constitutes the legal, valid and binding obligation of BT, enforceable against BT in accordance with its terms; that BT is in compliance, generally and with respect to acting as Dealer Manager under the Dealer Manager Agreement, with all applicable laws and regulations; and that BT has the requisite organizational and legal power and authority to perform its obligations under such Dealer Manager Agreement.

            [KAYE, SCHOLER, FIERMAN, HAYS & HANDLER, LLP LETTERHEAD]

BT Securities Corporation                  5                     August 25, 1997

        This opinion is rendered solely for your information and assistance in connection with the above transactions and may not be relied upon by any other person or for any other purpose without our prior written consent.

                                             Very truly yours,

                               /s/ KAYE, SCHOLER, FIERMAN, HAYS & HANDLER LLP

                                   EXHIBIT A

Catering Services Agreement, dated as of April 27, 1992, between Sky Chefs and American Airlines, Inc. ("AMERICAN")

Amendment to Catering Services Agreement, dated as of February 12, 1993, between Sky Chefs and American

Amendment to Catering Services Agreement, dated as of June 29, 1993, between Sky Chefs and American

Amendment to Catering Services Agreement, dated as of July 15, 1994, between Sky Chefs and American

Employment Agreement, dated as of January 1, 1997, between Michael Z. Kay and Sky Chefs

Employment Agreement, dated as of January 1, 1997, between Patrick W. Tolbert and Sky Chefs

Employment Agreement, dated as of January 1, 1997, between Randall C. Boyd and Sky Chefs, Inc.

Management Shareholders' Agreement, dated as of May 29, 1986, among Onex Food Services, Inc., and certain other parties

Promissory Note, dated September 29, 1995, in the initial principal amount of $37,788,000, by Caterair in favor of the Purchaser

Catering Services Agreement, dated February 11, 1992, between Caterair and American, as amended

Credit Agreement, dated as of September 29, 1995, among Onex Food Services, Inc., the Purchaser, Caterair, Caterair Holdings Corporation and the lenders named therein, Bankers Trust Company, Morgan Guaranty Trust Company of New York and Goldman, Sachs & Co., as documentation agent, Bankers Trust Company of New York, as syndication agent, and Morgan Guaranty Trust Company of New York, as administrative agent, and the Bank of New York, as co-agent.

The Indenture

Those several Lease Agreements, each dated as of May 15, 1993, between Caterair, on the one hand, and TriNet Essential Facilities VIII B, Inc. or TriNet Essential Facilities X, Inc., as the case may be, on the other hand, as amended.

                                    ANNEX B

None

                                      B-1